UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: November 13, 2008

Intrepid Potash, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34025	26-1501877
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

700 17th Street, Suite 1700

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 296-3006

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2008, the Compensation Committee of the Board of Directors (the “Board”) of Intrepid Potash, Inc. (the “Company”) approved Change-in-Control Severance Agreements (“Severance Agreements”) with certain of the Company’s executive officers. The covered individuals include Patrick L. Avery, the Company’s President and Chief Operating Officer; David W. Honeyfield, the Company’s Executive Vice President, Chief Financial Officer and Treasurer; R.L. Moore, the Company’s Senior Vice President of Marketing and Sales; and James N. Whyte, the Company’s Executive Vice President of Human Resources and Risk Management (the “Covered Executives”).

Pursuant to the terms of the Severance Agreements, each of the Covered Executives will be entitled to receive certain payments and benefits upon the occurrence of a “change-of-control” (as defined below). If a Covered Executive’s employment is terminated within 24 months after the date of a change-of-control, either by the Company or the acquirer (or by the Covered Executive as a result of certain Company or acquirer actions, such as a reduction in base salary or bonus opportunity, a material diminution in responsibility, or if the acquirer offers the Covered Executive a similar position that would require relocation), the Covered Executive will be entitled to receive:

•	a lump-sum payment equal to two times his then-current annual base salary plus two times the average of the past two years’ actual payments under the Company’s annual Short-Term Incentive Plans;

•	a pro-rata payment of the Covered Executive’s target bonus amount payable under the Company’s Short-Term Incentive Plan for the then-current year;

•	continuation of standard health and welfare benefits until alternate employment is obtained, up to a maximum of two years; and

•	individual outplacement services up to a maximum of $5,000.

In addition, all of the Covered Executive’s unvested grants under the Company’s 2008 Equity Incentive Plan will automatically become fully vested upon the occurrence of a change-of-control, whether or not the Covered Executive’s employment is terminated in connection with the change-of-control.

The Severance Agreements contain an “efficient” golden parachute tax gross-up. Thus, if any of the payments and benefits due a Covered Executive upon a change-of-control would constitute an “excess parachute payment” (as defined in Section 280G of the Internal Revenue Code of 1986, as amended), then the Company will perform a calculation to determine the net after-tax benefit to the Covered Executive assuming the Covered Executive receives either (a) all compensation and benefits due as a result of the change-of-control, or (b) the maximum amount of compensation and benefits permissible without triggering an excess parachute payment under Section 280G. If the Covered Executive would receive a greater after-tax benefit by cutting back to the maximum amount permissible without triggering an excess parachute payment, then the

Covered Executive’s compensation and benefits upon the change-of-control will be cut back to that amount. If the Covered Executive would receive a greater after-tax benefit by receiving the full amount of compensation and benefits due upon the change-of-control (without regard to any excise tax gross up), then the Covered Executive will receive the full amount of such compensation and benefits plus an additional payment that would, after payment of all federal, state and local taxes on such payment, equal the amount of excise tax due.

As a condition to the receipt of payments under the Severance Agreements, the Covered Executives are prohibited from divulging the Company’s confidential information or disparaging the Company, and from soliciting the Company’s employees for a period of one year following the date of termination.

A “change-of-control” for purposes of the Severance Agreements is deemed to occur if:

•

any individual, entity, or group (other than the Company’s current principal owners) acquires beneficial ownership of 30% or more of the combined voting power of the Company’s outstanding securities entitled to vote generally in the election of directors;

•

the individual directors of the Board as of the date the Severance Agreements are adopted cease to constitute at least two-thirds of the Board (for this purpose, any new director whose election or nomination was approved by the existing Board shall be deemed to have been a director as of the date the Severance Agreements were adopted);

•

consummation, in one transaction or a series of related transactions, of a reorganization, merger, or consolidation of the Company, or a sale or disposition, direct or indirect, of the Company’s assets, unless the persons holding the outstanding voting securities of the Company prior to such event own more than 30% of the voting securities of the successor entity in substantially the same proportion as their ownership of the Company immediately prior to such event; or

•	the Company’s voting stockholders approve a complete liquidation or dissolution of the Company.

In no event does the sale of the Company’s common stock to the public by the Company or by the Company’s current principal owners pursuant to a registration statement filed with the Securities and Exchange Commission constitute a change-of-control.

The Severance Agreements supersede and replace any and all other change in control payments and benefits that any of the Covered Executives would otherwise be entitled to receive under the terms of their employment offer letters.

The foregoing description of the Severance Agreements is qualified in its entirety by the full terms and conditions of the Severance Agreements, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year

On November 14, 2008, the Board amended Section 2.07 of the Company’s Amended and Restated Bylaws.

The amendments add to the information that must be set out in a shareholder’s notice to the Secretary of the Company in respect of a nomination for the Board or a shareholder proposal of business at an annual meeting of shareholders. The revisions provide that the shareholder must, for any such notices, provide (in addition to previously required information), with respect to such shareholder and the beneficial owner, if any, on whose behalf the nomination or proposal is being made, a description of:

(a)	any agreement, arrangement or understanding with respect to the nomination or proposal between or among such shareholder, any such beneficial owner, any of their respective affiliates and anyone else acting in concert with any of the foregoing; and

(b)	any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions or borrowed or loaned shares) entered into by or on behalf of such stockholder and such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of the Company’s stock.

The amendments also clarify that Section 2.07 shall be the exclusive means for a stockholder to make nominations or submit other proposals to a meeting of shareholders, and that Section 2.07 does not affect the right of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to the proxy rules. In addition, non-substantive language changes were made to Section 2.07.

The foregoing description of the changes to the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the prior Amended and Restated Bylaws, a copy of which was filed with the Securities and Exchange Commission on April 25, 2008 as Exhibit 3.2 to the Company’s Current Report on Form 8-K and is incorporated herein by reference, and the Amended and Restated Bylaws, as amended, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Intrepid Potash, Inc., as amended effective November 13, 2008.

10.1	Form of Change-in-Control Severance Agreement. +

+	Management contract.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTREPID POTASH, INC.

Dated: November 19, 2008	By:	/s/ David W. Honeyfield
David W. Honeyfield
Executive Vice President, Chief Financial Officer, Treasurer and Secretary